UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2011

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2011, HKN Inc. (the “Company”) through its wholly owned subsidiary, Xplor Energy SPV-1, Inc. (“Xplor”) completed the sale of its Main Pass 35 assets in offshore Louisiana to Texas Petroleum Investment Company (“TPIC”) for $19.75 million in cash, prior to certain purchase adjustments.  The Main Pass assets are located six miles offshore Louisiana in the Gulf of Mexico and consist of 65 wellbores and a ten-platform facility.  The sale carries an effective date of October 1, 2011.

The Company has also entered into an agreement in principle for the sale of its remaining Gulf Coast oil and gas properties. The divestiture, if completed, will carry an effective date of September 1, 2011.

Following the completion of the divestitures of these Gulf Coast assets, the Company will hold no further interests in any producing oil and gas properties.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information:

The Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and its unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and twelve months ended December 31, 2010 are furnished herewith as Exhibit 99.1 to this Current Report.

(d) Exhibits:

See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2011		HKN, Inc.

	By:	/s/ Sarah B. Gasch
Sarah B. Gasch
Vice President and CFO

INDEX OF EXHIBITS

Exhibit No.	Document Description

99.1

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and twelve months ended December 31, 2010.